SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U, AND 74V.

FOR PERIOD ENDING 6/30/2007
FILE NUMBER 811-1540
SERIES NO.: 2


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                     13,913
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                      6,059
        Class C                                                      1,810


74V.  1 Net asset value per share (to nearest cent)
        Class A                                                    $ 22.41
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                    $ 19.66
        Class C                                                    $ 19.63